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                                                                    Exhibit 21.1

                     SUBSIDIARIES OF CLICK COMMERCE, INC.

Click Commerce BV, a wholly owned subisdiary organized in the Netherlands

Click Commerce Ltd., a wholly owned subsidiary organized in the United Kingdom